                                                                   EXHIBIT 10.47

                             AGREEMENT FOR SERVICES

                                     BETWEEN

                             RALPH LAUREN MEDIA, LLC

                                       AND

                          VVI FULFILLMENT CENTER, INC.


                                Table of Contents

   ARTICLE 1        SERVICES......................................................................................1
   Section 1.1      Providing and Purchasing Services.............................................................1
   Section 1.2      Services Defined..............................................................................1

   ARTICLE 2        PREPARATION AND OPERATIONS....................................................................2
   Section 2.1      Preparation and Soft Launch...................................................................2
   Section 2.2      Initial Operations............................................................................4
   Section 2.3      Continuing Operations.........................................................................4
   Section 2.4      Year Two Service..............................................................................4
   Section 2.5      Merchandise...................................................................................4
   Section 2.6      Shrinkage or Damage to Goods on the Premises..................................................5

   ARTICLE 3        PAYMENT FOR SERVICES..........................................................................5
   Section 3.1      Payments......................................................................................5
   Section 3.2      Costs.........................................................................................6
   Section 3.3      Invoices......................................................................................6
   Section 3.4      Taxes on Payments.............................................................................6
   Section 3.5      Unpaid Amounts................................................................................6
   Section 3.6      Audit Rights..................................................................................6

   ARTICLE 4        TERM AND TERMINATION..........................................................................7
   Section 4.1      Term..........................................................................................7
   Section 4.2      Early Termination.............................................................................7

   ARTICLE 5        REPRESENTATIONS, WARRANTIES AND COVENANTS.....................................................9
   Section 5.1      Representations, Warranties and Covenants of Contractor.......................................9
   Section 5.2      Representations, Warranties and Covenants of the Company.....................................10

   ARTICLE 6        OTHER TERMS AND CONDITIONS...................................................................11
   Section 6.1      Force Majeure................................................................................11
   Section 6.2      Compliance with Law..........................................................................11
   Section 6.3      Confidentiality..............................................................................11
   Section 6.4      Indemnification..............................................................................12
   Section 6.5      Insurance....................................................................................13
   Section 6.6      Dispute Resolution...........................................................................14
   Section 6.7      Assignment...................................................................................14
   Section 6.8      Notices......................................................................................14
   Section 6.9      Counterparts.................................................................................15


   Section 6.10     Relationship.................................................................................15
   Section 6.11     Severability.................................................................................15
   Section 6.12     Waiver.......................................................................................16
   Section 6.13     Publicity....................................................................................16
   Section 6.14     Headings; References of Inclusion............................................................16
   Section 6.15     Entire Agreement.............................................................................16
   Section 6.16     Survival.....................................................................................16
   Section 6.17     Third Party Beneficiaries....................................................................16
   Section 6.18     Governing Law................................................................................16
   Section 6.19     No Jury Trial................................................................................16
   Section 6.20     Negotiated Terms.............................................................................16
   Section 6.21     Amendment....................................................................................16


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                             Exhibits and Schedules

EXHIBIT 1   TELEMARKETING SERVICES:  SPECIFICATIONS
         A.   Telephone Orders
         B.   Non-Direct Sales Related Calls
         C.   Security
         D.   Sub-contractors

EXHIBIT 2   ORDER AND RECORD SERVICES:  SPECIFICATIONS
         A.   General requirements
         B.   Mail, E-mail and Fax Orders
         C.   Shipping and Handling (S&H) Charges
         D.   Reporting and Collection of Taxes, Duties, etc.
         E.   Special Services
         F.   Credit Card Authorization and Settlement
         G.   Drop Ship Item Processing
         H.   Customer Service
         I.   Fulfillment of Catalog Requests
         J.   Fraud Control
         K.   List Maintenance and Marketing Database

         Schedule A     Customer Master Records:  Minimum Data Elements
         Schedule B     Order Master Records:  Minimum Data Elements
         Schedule C     Returns Master Records:  Minimum Data Elements
         Schedule D     Inventory Master Records:  Minimum Data Elements

EXHIBIT 3   MERCHANDISE AND WAREHOUSE SERVICES:  SPECIFICATIONS
         A.   Receipt and Storage
         B.   Quality Control
         C.   intentionally omitted
         D.   Pick/Pack/Ship Orders
         E.   Gift Orders and Related Services
         F.   Monogramming Services
         G.   Backorder Processing
         H.   Merchandise Returns and Exchanges
         I.   Inventory Management
         J.   Supplies and Consumables
         K.   Security
         L.   Special Projects
         M.   Reporting Requirements

EXHIBIT 4   COSTS
         A.   Direct Distribution Costs
         B.   Direct Call Receipt and Customer Service Costs
         C.   Direct System Costs
         D.   Shipping Costs
         E.   Credit Card and Check Processing Fees
         F.   Acknowledgment Regarding Travel and Consulting Expenses

                             AGREEMENT FOR SERVICES

This Agreement for Services (this "Agreement") is made and entered into this 7th day of February, 2000, by and between Ralph Lauren Media, LLC, a limited liability company organized under the laws of the State of Delaware (the "Company"), and VVI Fulfillment Center, Inc., a corporation organized under the laws of the State of Minnesota ("Contractor").

WHEREAS, the Company is engaged in the business of establishing, designing and managing catalogs and online sales activities, and engaging in direct marketing and other activities incident to the sale of apparel, accessories and home products under the Polo and Ralph Lauren Brands (as such term is defined in that certain Amended and Restated Limited Liability Company Agreement, dated as of the date hereof, by and among Polo Ralph Lauren Corporation, a Delaware corporation ("Polo"), National Broadcasting Company, Inc., a Delaware corporation, ValueVision International, Inc., a Minnesota corporation, CNBC.com LLC, a Delaware limited liability company, and NBC Internet, Inc., a Delaware corporation) and other names owned and licensed to the Company by Polo; and

WHEREAS, the Company desires to obtain telemarketing services so as to receive and process telephone orders and receive and respond to catalog inquiries and other pre-order inquiries regarding products information and availability, and Contractor wishes to provide such services to the Company in accordance with the terms hereof; and

WHEREAS, the Company desires to obtain fulfillment services so as to receive, process and fill orders by mail, facsimile and electronic mail, and Contractor wishes to provide such services to the Company in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the parties hereby agree as follows:


                                    ARTICLE 1
                                    SERVICES

Section 1.1 Providing and Purchasing Services. During the Term (as hereinafter defined), Contractor shall provide the Services (as hereinafter defined) to the Company, and the Company shall purchase the Services from Contractor, in each case on the terms, and subject to the conditions, set forth in this Agreement. During the Term, the Company shall obtain the Services from Contractor as the Company's sole and exclusive provider of such services and shall not at any time during the Term obtain or contract for the Services or similar services from any other source; provided, however, that the foregoing shall not limit the right of the Company to enter into any other contract or agreement with any person or entity other than Contractor to obtain any category of Services if and to the extent Contractor is unable in any material respect to satisfy quality standards stated in this Agreement relating to such category of Services.

Section 1.2  Services Defined.

         (a) The "Services" consist of the Telemarketing Services, the Order and Record Services and the Merchandise and Warehouse Services, each as defined below.

         (i) The "Telemarketing Services" consist of receiving and processing telephone orders and telephone inquiries regarding merchandise, and developing and maintaining a telemarketing system for such purposes, as specified in
Exhibit 1 to this Agreement.

         (ii) The "Order and Record Services" consist of receiving and processing orders for merchandise by mail, facsimile and electronic mail, providing records of such orders and related customer-service functions, and developing and maintaining a records system for such purposes, as specified in
Exhibit 2 to this Agreement.

         (iii) The "Merchandise and Warehouse Services" consist of receiving and shipping merchandise, providing warehousing functions and merchandise management functions and developing a system for such purposes, as specified in Exhibit 3 to this Agreement.

         (b) A "Year Two Service" is any Service identified as a "Year Two Service" in the Exhibits hereto.


                                    ARTICLE 2
                           PREPARATION AND OPERATIONS

Section 2.1       Preparation and Soft Launch.

         (a) The "Preparation Period" shall be the period commencing on the date hereof and ending on the Launch Date (as hereinafter defined). The "Launch Date" shall be (i) November 1, 2000, or (ii) such later date as the Company may establish by written notice to Contractor given before September 1, 2000; provided, however, that in no event shall the Launch Date be later than December 1, 2000.

         (b) During the Preparation Period, Contractor shall take all such reasonable action as is necessary to enable it to provide substantially all of the Services (other than any Year Two Service) by the Soft Launch Date (as hereinafter defined), including acquiring or otherwise obtaining the rights to use (by lease, purchase or such other means as Contractor may determine) such space, furniture, fixtures and equipment as necessary or desirable for developing, completing and testing the systems and facilities to be utilized in rendering the Services. During the Preparation Period, Contractor shall report to the Company, no less frequently than once each month, all important items and events, including the dates of arrival of fixtures and equipment and the testing of key systems.

         (c) During the Preparation Period, Contractor shall hire or otherwise obtain the services of such personnel as needed for providing the Services, which personnel may include newly hired personnel as well as persons currently employed by Contractor. During the Preparation Period, Contractor shall allow the Company reasonable input in the selection and hiring of senior officers of Contractor to be responsible for providing the Services. Contractor shall train and schedule such personnel so as to be capable and available to provide substantially all of the Services (other than any Year Two Service) not later than the Soft Launch Date.

         (d) During the Preparation Period, Contractor shall test the equipment, software and systems that Contractor intends to utilize in rendering the Services to ensure that each has the capability of providing substantially all of the Services (other than any Year Two Service) by the Soft Launch Date. In connection with such testing and otherwise in preparation for the Soft Launch Date, the Company will provide to Contractor such customer lists, databases, policies, product information, forecasts and other information as the Company owns (or has access to and is not prohibited from providing) and such other assistance as Contractor may reasonably request for purposes of commencing operations on the Launch Date and for performing the operations required during the Soft Launch Period (as hereinafter defined).

         (e) The "Soft Launch Date" shall be 30 days prior to the Launch Date. During the period between the Soft Launch Date and the Launch Date (the "Soft Launch Period"), Contractor shall provide, on a trial basis, substantially all of the Services (other than any Year Two Service) to specially selected employees of the Company in order to test the ability of Contractor to provide such Services. During the Soft Launch Period, Contractor shall respond to all reasonable requests of the Company to correct or modify the provision of the Services to conform to the specifications set forth in Exhibits 1, 2 and 3 hereto and to such other corrections and modifications as the Company may reasonably request and to which Contractor consents (which consent shall not be unreasonably withheld or delayed). During the Soft Launch Period, Contractor shall take all necessary actions to ensure that substantially all of the Services (other than any Year Two Service) are operational by the Launch Date.

         (f) Without limiting Contractor's obligations to attempt to meet the requirements of this Section, including the actions to be performed during the Soft Launch Period, the Company acknowledges and agrees that it will not be a breach of this Agreement if Contractor is prevented from meeting the requirements of this Section due to delays, actions or omissions by third parties that are beyond the control of Contractor.

         (g) If Contractor is unable to provide all or any portion of the Services by the date required hereunder, then Contractor shall engage one or more third parties (each a "Subcontractor") to provide such Services ("Subcontracted Services"), and Contractor, while providing the remaining Services, shall continue to develop its capability to provide the Subcontracted Services. Contractor shall include in its regular reports to the Company (pursuant to Section 2.1(b) above) information about any need for any Subcontractor and about the status of negotiations with any potential Subcontractor. The parties hereby acknowledge that any potential inability of Contractor to provide all of the Services by November 1, 2000 may require negotiations with potential Subcontractors as early as May 2000. The final selection of any Subcontractor (but not the terms of any agreement therewith) shall be subject to the Company's consent (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, Contractor shall provide the Company with the terms of any agreement with any Subcontractor at the time Contractor seeks the consent of the Company described in the immediately preceding sentence. As between Contractor and the Company, Contractor shall be responsible for the performance of Subcontracted Services (as specified in the Exhibits hereto), subject to the limitations on liability in Section 6.4 below. Contractor shall ensure that all standards and specifications attached as Exhibits hereto which relate to the Services to be performed by any Subcontractor shall become part of the terms and conditions of any agreement with such Subcontractor. Contractor shall be responsible for any Services performed (or failed to be performed, as the case may be) by each Subcontractor and shall be liable for any Losses (as hereinafter defined) arising from any such performance or non-performance to the same extent that Contractor would be liable if it were providing such Services (e.g., the bad faith, gross negligence, willful misconduct or fraud of any Subcontractor would be attributed to Contractor). Contractor shall provide prompt notice to the Company of the date on which Contractor shall have the capability to provide any Subcontracted Services to facilitate the smooth transition of such Subcontracted Services to Contractor. The parties acknowledge and agree that the engagement of any Subcontractor under this Section shall not cause the Company to incur additional payment obligations hereunder; therefore, any Costs for Subcontracted Services shall not exceed the Costs that would have been incurred if Contractor (rather than such Subcontractor) had provided such Subcontracted Services, and any excess Costs for the Subcontracted Services shall be borne solely by Contractor. In the event Contractor fails to perform all or any portion of the Services hereunder (except any Year Two Service) or to secure any Subcontractor in accordance with this Section 2.1(g) by December 1, 2000, then the Company shall have the right to terminate this Agreement and may pursue such remedies as are available to it at law or in equity.

Section 2.2       Initial Operations.

         (a) Prior to the Soft Launch Date, each of the Company and Contractor shall designate in writing an individual as the designating party's representative (the "Company Representative" and the "Contractor Representative", respectively), with each such individual having the authority to represent his or her designating party with respect to matters relating to this Agreement, including making decisions for and executing documents on behalf of such party, performing the actions described in Section 2.2(c) below and executing amendments to this Agreement. Each party may from time to time name a replacement for its representative by written notice to the other pursuant to the notice provisions herein.

         (b) During the period commencing on the next day following the Launch Date and continuing through the last day of the sixth full calendar month following such next day (the "Initial Operations Period"), Contractor shall provide all of the Services (other than any Year Two Service).

         (c) Within five days after the end of each full calendar month during the Initial Operations Period, the Company Representative and the Contractor Representative shall meet at the principal place of business of the Company or Contractor to (i) review the Services as provided during that portion of the Initial Operations Period then elapsed, (ii) identify any alleged deficiencies in such Services and any alleged failure by Contractor or the Company to fulfill its obligations hereunder, (iii) determine such actions, if any, that each party shall take to remedy any such deficiency or failure, and (iv) prepare and sign a report describing such actions (an "Adjustment Report").

Section 2.3 Continuing Operations. Commencing on the next day following the termination of the Initial Operations Period, Contractor shall provide all the Services (other than Year Two Services) in accordance with this Agreement, as adjusted in accordance with each Adjustment Report (as applicable). Within 30 days following the end of each calendar quarter, the Company Representative and the Contractor Representative shall meet at the principal place of business of the Company or Contractor, review the Services during the preceding calendar quarter, and determine any adjustments needed to cause each party to fulfill its obligations under this Agreement.

Section 2.4 Year Two Service. Commencing on the first anniversary of the Launch Date, Contractor shall provide each Year Two Service (in addition to the other Services).

Section 2.5       Merchandise; Forecasts.

         (a) Throughout the Term, the Company shall provide to Contractor sufficient inventory of merchandise to allow Contractor to perform the Services in accordance with the terms hereof. Contractor shall have no liability to the Company or otherwise for any loss caused directly or indirectly by the Company's failure to provide sufficient inventory of merchandise. The Company shall cause all merchandise to be such that it does not include or contain any hazardous, controlled or regulated substances, or any substance or material that is perishable or otherwise subject to expiration or deterioration, it being understood that the merchandise may include fragrances and any other merchandise that is stored in the ordinary course of business in Polo's distribution center in Greensboro, North Carolina. The Company shall not ship to Contractor (or permit any other person to ship to Contractor) any merchandise unless it is prepaid. Contractor may reject any shipment of merchandise which does not comply in all material respects with the requirements of this Agreement.

         (b) Within 90 days after the date of this Agreement, the Company shall provide Contractor with a business plan that sets forth forecasts of future sales and orders (the "Original Forecast"), and Contractor shall take such actions as are necessary to meet the demand reflected in the Original Forecast plus an additional 20% of all forecasted amounts. Throughout the Term, the Company shall provide to

Contractor from time to time updated forecasts of future sales and orders ("Updated Forecasts" and together with the Original Forecast, the "Forecasts"). The timing and scope of the Forecasts shall be as mutually agreed by the Company and Contractor from time to time. The Company and Contractor acknowledge and agree that the Forecasts will be the basis for Contractor's retention of personnel and other resources to support the Services. Contractor shall

                  (i) take such actions as are necessary to meet any demand for Services anticipated in the then-applicable Updated Forecast to the extent that such demand for any three-month period does not exceed 120% of the actual demand for the preceding three-month period (the "120% Limit"),

                  (ii) take such actions as are necessary to meet any demand for Services exceeding the 120% Limit so long as the Company shall have provided a Forecast predicting such demand to Contractor at least 180 days in advance of the date on which such demand is experienced, and

                  (iii) use its reasonable best efforts to meet any demand for Services in excess of any demand described in the immediately preceding clauses (i) or (ii); provided, however, that if Contractor shall have used such reasonable best efforts, then Contractor shall not be liable for any reduction in the quality or speed of Services caused by such additional demand, and such reduction shall not be a breach of this Agreement.

Section 2.6       Shrinkage or Damage to Goods on the Premises.

         (a) Shrinkage. Contractor is permitted (i) a zero allowance for shrinkage on Collection Brands (as defined in the LLC Agreement), to the extent shipped to Contractor and (ii) shrinkage of one-tenth of one percent of total units shipped for all other goods measured against the Company's perpetual inventory. Contractor will be charged costs for shrinkage in excess of this allowance at the Company's cost unless the excess shrinkage is due to damaged goods, which will be handled as described below.

         (b) Damages Due to Negligence. In addition to the above, Contractor is liable for damage to the goods when the goods are in Contractor's possession, custody or control in the course of performing the services under this Agreement, including the receipt, handling, storage, picking and packing of the goods for shipment, if such damage is caused by Contractor's negligent errors or omission or its failure to exercise reasonably prudent care under the circumstances. Contractor is not an insurer and is not liable for damage which was unforeseeable and which could not have been prevented by Contractor's exercise of reasonable care.


                                    ARTICLE 3
                              PAYMENT FOR SERVICES

Section 3.1       Payments.

         (a) In consideration of Contractor's undertaking to provide the Services hereunder, the Company shall pay to Contractor in accordance with
Section 3.3 each amount determined in accordance with this Article 3 (each a "Payment").

         (b) For each calendar month during the Term of this Agreement, the Payment shall be an amount (computed in United States dollars) equal to 110% of all Costs (as hereinafter defined) incurred by Contractor during such month.

Section 3.2 Costs. For each calendar month, the "Costs" shall consist of all reasonable direct costs and expenses paid or incurred by Contractor to provide Services during or with respect to such month, including those listed in Exhibit 4, in each case determined by the accrual method of accounting, in accordance with generally accepted accounting principles consistently applied ("GAAP"). For purposes of this Agreement, any reasonable cost or expense of any type listed in
Exhibit 4 hereto shall be included as a Cost.

Section 3.3       Invoices.

         (a) For each calendar month, Contractor shall provide to the Company an invoice showing in reasonable detail all Costs for such month and the Payment for such month. Such Payment will be due 30 days after submission of such invoice to the Company.

         (b) If Contractor receives, after submitting an invoice to the Company, any refund, rebate or other reduction of any Costs reflected on such invoice, then Contractor shall take such refund, rebate or reduction into account and shall credit the Company on the next invoice following Contractor's receipt of such refund, rebate or other reduction. If Contractor determines, after submitting an invoice to the Company, that any Cost was overstated or understated on such invoice or was included on or omitted therefrom in error, or that the Payment shown thereon was otherwise erroneously stated, then Contractor shall correct such Payment by a credit or charge (as the case may be) and state such credit or charge on the next invoice following such determination, and the amount of such credit or charge shall be included in the Payment shown on such next invoice (provided, however, that no Payment shall be increased without the Company's consent unless such increase is reflected on an invoice received by the Company within 90 days of the invoice originally stating such payment). No later than 120 days after the end of the Term, Contractor shall provide a final invoice settling any such understatements or overstatements.

Section 3.4 Taxes on Payments. If any Payment is subject to any sales tax, service tax, use tax, gross-receipts tax, value-added tax or other tax of a similar nature or having similar effect, Contractor shall compute such tax according to the applicable legal requirements, shall state the amount of such tax on each invoice to which it applies, and the amount of such tax shall become part of the Payment shown thereon.

Section 3.5 Unpaid Amounts. If any Payment or part thereof is not paid when due, interest shall accrue on the unpaid principal amount of such Payment from and after the date which is 10 days after the date the same became due at the lower of (a) the highest rate permitted by law in New York and (b) 2% per annum above the prime rate of interest in effect from time to time at The Chase Manhattan Bank, New York, New York, or any successor bank.

Section 3.6 Audit Rights. No later than 90 days after the end of each fiscal year of the Company, Contractor shall deliver to the Company a statement of the Services provided and related Costs in such fiscal year (the "Servicing Statement"). The Company shall have 90 days to review the Servicing Statement. Contractor shall grant the Company and the Company's accountants and representatives such access as may be reasonably requested to the books, records or other information relating to such Services and Costs in Contractor's possession or control that may be used or is useful in such review, it being understood that such information shall be subject to the confidentiality obligations herein. Unless the Company delivers a written notice of objection to Contractor on or prior to the 90th day after the Company's receipt of the Servicing Statement, specifying in reasonable detail all disputed items (an "Objection Notice"), the Company shall be deemed to have accepted and agreed to such Servicing Statement for and all Services provided by Contractor. If the Company delivers an Objection Notice, the Company and Contractor shall resolve such dispute pursuant to Section 6.6 of this Agreement. If the

Company and Contractor fail to resolve such dispute pursuant to Section 6.6, any disputed amounts shall be submitted for resolution to a neutral arbitrator. Each of the Company and Contractor agrees to execute, if so requested by such arbitrator, a reasonable engagement letter. The costs, expenses and fees of such arbitrator shall be borne by the Company and Contractor based upon the ratio of
(a) that portion of the disputed amount not awarded to each party, to (b) the total disputed amount (e.g., if the Company demanded a refund of $100,000, all of which Contractor disputed, and the arbitrator awarded $40,000 to the Company, then the Company would pay 60% of the costs, expenses and fees and Contractor would pay 40%).


                                    ARTICLE 4
                              TERM AND TERMINATION

Section 4.1 Term. The term of this Agreement shall commence on the date of this Agreement and shall continue until June 30, 2010 (the "Initial Term"), and shall thereafter automatically renew for successive periods of one year (each a "Renewal Term") unless either party gives notice of non-renewal not less than 120 days before the expiration of the Initial Term or any Renewal Term (as applicable). The "Term" of this Agreement consists of the Initial Term plus each Renewal Term.

Section 4.2       Early Termination.

         (a) Notwithstanding any other remedy available to Contractor, in the event that the Company materially breaches this Agreement and:

                  (i) Contractor notifies the Company in writing (with specificity) that the Company has materially breached this Agreement and the Company has not cured such alleged breach within 30 days of its receipt of such notice (or, if such breach is not capable of being totally cured due to the nature of such breach and the Company fails to take all reasonable actions to prevent recurrence of such breach within 60 days of such notice and has not in fact prevented the recurrence of such breach by such 60th day); or

                  (ii) the Company admits in writing its inability to pay its debts generally; makes a general assignment for the benefit of creditors; has any proceeding instituted by or against it seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the Company or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or similar official for it or any substantial part of its property; provided, however, that in the case where such proceeding is involuntarily instituted against the Company, such proceeding remains undismissed after 30 days, then, in any such case, Contractor shall have the right, but not the obligation, to terminate this Agreement, without prejudice to the rights of the parties hereunder, by written notice to the Company given within 30 days after the 30-day or 60-day period (as applicable) described in the preceding clause (a)(i) or within 30 days after any event described in the preceding clause (a)(ii). Such termination shall be effective on the 120th day after the date such notice of termination is given.

         (b) Notwithstanding any other remedy available to the Company, in the event that Contractor materially breaches this Agreement and:

                  (i) the Company notifies Contractor in writing (with specificity) that Contractor has materially breached this Agreement and Contractor has not cured such alleged breach within 30 days of its receipt of such notice (or, if such breach is not capable of being totally cured due to the nature of such breach and Contractor has not taken all reasonable actions to prevent recurrence of such breach within 60 days of such notice and has not in fact prevented the recurrence of such breach by such 60th day); or

                  (ii) Contractor admits in writing its inability to pay its debts generally; makes a general assignment for the benefit of creditors; has any proceeding instituted by or against it seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of Contractor or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or similar official for it or any substantial part of its property; provided, however, that in the case where such proceeding is involuntarily instituted against Contractor, such proceeding remains undismissed after 30 days, then, in any such case, the Company shall have the right, but not the obligation, to terminate this Agreement, without prejudice to the rights of the parties hereunder, by written notice to Contractor given within 30 days after the 30-day or 60-day period (as applicable) described in the preceding clause
(b)(i) or within 30 days after any event described in the preceding clause
(b)(ii). Such termination shall be effective on the 120th day after the date such notice of termination is given.

         (c) Notwithstanding clauses (a)(i) and (b)(i) above, if a party believes in good faith that it has not breached this Agreement, it shall so inform the other party within 10 days of receipt of notice of the alleged breach, and the time periods set forth in clause (a)(i) or (b)(i), as the case may be, shall be tolled for 60 days or such longer period as the parties may reasonably agree (the "Tolling Period") in order to allow representatives from each party to meet to resolve the disagreement. Promptly after commencement of the Tolling Period, the non-breaching party shall provide the breaching party (if any) with a reasonable written proposal in reasonable detail for curing the alleged breach, and a termination right shall occur only if the breaching party fails to comply with the terms of such proposal. The time periods set forth in clauses a(i) or b(i), as the case may be, shall resume if no resolution is reached during the Tolling Period.

         (d) The parties acknowledge and agree that certain failures of performance that may be breaches of this Agreement (including, for example, failure to pay an amount on or before the due date thereof, failure to provide a report on or before the due date thereof, or shipping an order to a destination outside the Territory) cannot be totally cured due to the expiration of the time period or the irrevocability of the act and that such a failure is not intended to give rise to a right of termination hereunder if such failure is not chronic or frequent and the failing party does remedy such failure to the extent possible (by, for example, paying such amount or delivering such report) and takes all actions necessary to prevent recurrence of such failure.


                                   ARTICLE 5
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1 Representations, Warranties and Covenants of Contractor. Contractor represents, warrants and covenants to the Company as follows:

         (a) Contractor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota.

         (b) Contractor has all requisite corporate power and authority to execute and deliver this Agreement and perform all of its obligations under this Agreement.

         (c) Contractor is duly authorized or qualified to do business and is in good standing in each jurisdiction in which authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so authorized or qualified would not have any material adverse effect on Contractor's ability to fulfill its obligations under this Agreement.

         (d) Execution, delivery and performance of this Agreement have been duly authorized by Contractor, and this Agreement constitutes a valid and binding agreement of Contractor, enforceable in accordance with its terms.

         (e) Contractor is in compliance in all material respects with all laws applicable to Contractor, except where the failure to be in such compliance would not impair in any material respect Contractor's ability to fulfill its obligations under this Agreement.

         (f) As of the date of this Agreement, there is no outstanding litigation or other legal dispute to which Contractor is a party which, if decided unfavorably to Contractor, would reasonably be expected to have a material adverse effect on Contractor's ability to fulfill its obligations under this Agreement.

         (g) The Services provided by Contractor shall be performed in a good, workmanlike, timely and professional manner by adequate numbers of qualified persons fully familiar with the requirements for the Services, and Contractor shall use all necessary and desirable computer software, technology, databases, networks, systems and other automated, computerized or related equipment ("Software") and other materials in connection with such performance.

         (h) Contractor's performance of the Services and use of all Software created by or on behalf of Contractor in connection therewith shall not infringe, misappropriate or otherwise violate any intellectual property of the Company, Polo or any other third party.

         (i) With respect to any Software used by Contractor that interfaces, interacts or connects in any manner ("Contractor Interfacing Software") to any Software owned or otherwise used by the Company ("Company Software"), Contractor Interfacing Software shall not communicate, transmit or cause any bugs, design errors, defects, Trojan Horses, viruses or other corruptions or impairments to the Company Software. If Contractor becomes aware of or receives notice from the Company or otherwise of any of the foregoing circumstances, Contractor shall, if applicable, immediately notify the Company of same and shall use its best efforts, at Contractor's expense, to remedy such circumstances and repair all harm as soon as possible.

         (j) Contractor shall cause sales of merchandise hereunder to be fulfilled only for orders placed by customers with addresses within the Territory (as hereinafter defined) and shall cause such merchandise to be shipped only to destinations within the Territory. The "Territory" shall mean the United States of America (including the District of Columbia) and its possessions and territories and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands). Notwithstanding the foregoing, the Company may from time to time expand the Territory to include any additional country by providing written notice to Contractor of such expansion; provided, however, that such expansion shall not be effective until Contractor shall have had a reasonable period to integrate such expansion into the Services.

         (k) Contractor shall be responsible for all risk of direct physical loss of any inventory while it is in Contractor's possession or control during the term of this Agreement.

Section 5.2 Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to Contractor as follows:

         (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) The Company has all requisite corporate power and authority to execute and deliver this Agreement and perform all of its obligations under this Agreement.

         (c) The Company is duly authorized or qualified to do business and is in good standing in each jurisdiction in which authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so authorized or qualified would not have any material adverse effect on the Company's ability to fulfill its obligations under this Agreement.

         (d) Execution, delivery and performance of this Agreement have been duly authorized by the Company, and this Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

         (e) The Company is in compliance in all material respects with all laws applicable to the Company, except where the failure to be in such compliance would not impair in any material respect the Company's ability to fulfill its obligations under this Agreement.

         (f) As of the date of this Agreement, there is no outstanding litigation or other legal dispute to which the Company is a party which, if decided unfavorably to the Company, would reasonably be expected to have any material adverse effect on the Company's ability to fulfill its obligations under this Agreement.

         (g) The Company's performance of its obligations pursuant to this Agreement and use of all Software created by or on behalf of the Company in connection therewith shall not infringe, misappropriate or otherwise violate any intellectual property of Contractor, Polo or any other third party.

         (h) With respect to any Company Software that interfaces, interacts or connects in any manner ("Company Interfacing Software") to any Software owned or otherwise used by Contractor ("Contractor Software"), the Company Interfacing Software shall not communicate, transmit or cause any bugs, design errors, defects, Trojan Horses, viruses or other corruptions or impairments to the Contractor Software. If the Company becomes aware of or receives notice from Contractor or otherwise of any of the foregoing circumstances, the Company shall, if applicable, immediately notify Contractor of same and shall use its best efforts, at the Company's expense, to remedy such circumstances and repair all harm as soon as possible.

                                    ARTICLE 6
                           OTHER TERMS AND CONDITIONS

Section 6.1 Force Majeure. If and to the extent that a party's performance of any of its obligations under this Agreement is limited, hindered or delayed by fire, flood, earthquake, or other similar acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, or any other cause beyond the reasonable control of such party (each a "Force Majeure Event"), then such party shall be excused for such limitation, hindrance or delay as is caused by the Force Majeure Event, while (a) such Force Majeure Event continues to be the cause and (b) such party continues to use its best efforts to fully perform, whenever and to whatever extent reasonably practicable under the circumstances (including through the use of alternate sources, workaround plans or other means). Such party shall promptly notify the other party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event and how such party plans to mitigate its effect. However, if the Force Majeure Event is a catastrophic loss or other loss that as a result of which a party fails to perform any substantial portion of its obligation hereunder and such failure continues for more than 10 days, the party whose ability to perform has not been so affected may, by written notice given within 60 days after the end of such 10-day period, terminate this Agreement with respect to (i) the portion of this Agreement that the affected party is unable to perform, and (ii) any additional portion of this Agreement that is integrated with such terminated portion to such an extent that it is not reasonably feasible for the affected party to continue providing such additional portion (in each case giving consideration to factors such as the practical grouping of various portions of the Services, the affected party's ability to continue providing such portions and the other party's ability to replace such portions).

Section 6.2       Compliance with Law.

         (a) At all times while this Agreement is in effect, Contractor shall comply in all material respects with all laws applicable to Contractor, except where the failure to be in such compliance would not impair in any material respect Contractor's ability to fulfill its obligations under this Agreement.

         (b) At all times while this Agreement is in effect, the Company shall comply in all material respects with all laws applicable to the Company, except where the failure to be in such compliance would not impair in any material respect the Company's ability to fulfill its obligations under this Agreement.

Section 6.3 Confidentiality. Each party shall hold in confidence all confidential information relating to or obtained from the other party, and neither party shall disclose, publish, release, transfer or otherwise make available to any person any confidential information of the other party in any form. Each party may, however, disclose to its officers, directors, contractors and employees the other party's confidential information to the extent that such disclosure is reasonably necessary for the performance of the disclosing party's obligations under this Agreement; provided, however, that the disclosing party shall cause such officers, directors, contractors and employees to comply with this Section and to preserve the confidentiality of such confidential information in accordance with this Section. The obligations in this Section do not prohibit disclosure of information to the extent it (a) is required by applicable law, regulation or legal process, (b) is or becomes generally known to the public other than through the disclosing party or its officers, employees, agents or affiliates, (c) is lawfully obtained from a third party under no duty of confidentiality, known to the disclosing party, to the party to whom the confidentiality obligation is owed, (d) was otherwise in the possession of the disclosing party prior to disclosure, or (e) was independently developed by a third party.

Section 6.4       Indemnification.

         (a) Indemnification by Contractor. Subject to Section 6.4(d) below, Contractor shall indemnify the Company and its affiliates, and each of their respective officers, directors, employees, agents and representatives (collectively, the "Company Indemnified Parties") from, and defend and hold the Company Indemnified Parties harmless from and against, any damages, liabilities, claims, judgments and expenses, including reasonable attorneys' fees, ("Losses") suffered, incurred or sustained by the Company Indemnified Parties resulting from or arising out of:

                  (i)      any breach of this Agreement by Contractor;

                  (ii) the inaccuracy, untruthfulness or breach of any representation or warranty made by Contractor under this Agreement; or

                  (iii) any claim for damages (whether for personal injury, property damage or otherwise) resulting from any act or omission by Contractor (including any of Contractor's personnel).

         (b) Indemnification by the Company. Subject to Section 6.4(d) below, the Company shall indemnify Contractor and its affiliates, and each of their respective officers, directors, employees, agents and representatives (collectively, the "Contractor Indemnified Parties") from, and defend and hold Contractor Indemnified Parties harmless from and against, any Losses suffered, incurred or sustained by Contractor Indemnified Parties resulting from or arising out of

                  (i)      any breach of this Agreement by the Company;

                  (ii) the inaccuracy, untruthfulness or breach of any representation or warranty made by the Company under this Agreement; or

                  (iii) any claim for damages (whether for personal injury, property damage or otherwise) resulting from any act or omission by the Company (including any of the Company's personnel).

         (c) Procedures for Third-Party Claims. If any third-party claim is asserted against a party entitled to indemnification hereunder (the "Indemnified Party"), then the Indemnified Party shall promptly (in any event within 30 days) give notice thereof to the party that is obligated to provide indemnification (the "Indemnifying Party"). Upon receipt of such notice, if the Indemnifying Party elects to defend such third party claim, the Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation and defense of such claim and any appeal arising therefrom, and so long as the Indemnifying Party is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim. If the Indemnifying Party elects to defend such third party claim, the Indemnified Party shall have the right to participate in the defense of such third party claim, at the Indemnified Party's sole cost and expense. In the event, however, that representation by counsel to the Indemnifying Party of both the Indemnifying Party and the Indemnified Party creates a conflict of interest for such counsel, then such Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnifying Party will, subject to the provisions of this
Article 6, pay the reasonable fees and disbursements of such counsel. The Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise any third party claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such third party claim or (ii) settle or compromise any third party claim in any manner other than by payment of money damages or other money payments (and in such case only so long as the Indemnifying Party has acknowledged in writing its obligation to indemnify). If the Indemnifying Party does not elect to defend such third party claim or does not defend such third party claim in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to defend such third party claim; provided, however, that (i) such Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim; (ii) such Indemnified Party's defense of or its participation in the defense of any such third party claim shall not in any way diminish or lessen the indemnification obligations of the Indemnifying Party under this Article 6; and (iii) such Indemnified Party may not settle any claim without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld.

         (d) Limitations on Liability. In no event shall either party's liability hereunder include any special, indirect, incidental or consequential Losses or damages, even if such party shall have been advised of the possibility of such potential Losses or damages, except in the case of bad faith, gross negligence, willful misconduct or fraud or in the event such damages are awarded against an Indemnified Party by a court of competent jurisdiction in a third party claim. Contractor's liability for Losses arising from any act or omission related to Services shall be limited to the amount actually paid to Contractor by the Company for such Services, and Contractor's total liability shall be limited to the aggregate amount actually paid by the Company for Services through the date the applicable claim was first made by the Company, except in the case of bad faith, gross negligence, willful misconduct or fraud or in the event such damages are awarded against an Indemnified Party by a court of competent jurisdiction in a third party claim. Each party shall diligently pursue any claims it may have against insurance companies or third parties in respect of any Losses suffered by such party. Any monetary amounts recovered from insurance companies or third parties shall be excluded in calculating Contractor's total liability for purposes of the second preceding sentence.

Section 6.5       Insurance.

         (a) At all times while this Agreement is in effect, Contractor shall maintain policies of insurance providing coverage of the types and in the respective amounts set forth below:

                  (i) statutory workers' compensation insurance in accordance with all Federal, state and local requirements;

                  (ii) commercial general liability insurance in an amount not less than $5,000,000 (which may be satisfied by either primary or excess coverage);

                  (iii) comprehensive automobile liability covering all vehicles used in connection with providing Services in an amount not less than $1,000,000 per occurrence (combined single limit for bodily injury and property damage);

                  (iv) the same levels of insurance coverage on the Company's inventory in Contractor's possession as Contractor maintains with respect to its own inventory in the same or similar warehouses.

         (b) Contractor shall, upon the Company's request from time to time, furnish to the Company certificates of insurance evidencing all such coverage.

Section 6.6 Dispute Resolution. For any dispute arising under this Agreement that is not resolved informally, either party may give to the other party notice of the dispute, including reasonable detail concerning the alleged deficiency in performance of the other party. The Company Representative and the Contractor Representative shall then meet in person at the principal place of business of Contractor and attempt in good faith to reach an agreement resolving the dispute. If they do not reach such an agreement within seven days after such notice is given, then each of them shall produce a detailed report about the dispute for his or her immediate supervisor, who shall meet in person at the principal place of business of Contractor and attempt in good faith to reach an agreement. If they do not reach such an agreement within the period specified below, then each party shall refer the dispute to higher levels of management as shown below. In each case, the parties' specified respective representatives shall meet in person at the principal place of business of Contractor, shall attempt in good faith to reach an agreement and, if they do not do so within the period specified, shall refer the dispute to the next level at the end of such period.

----------------------------------------------------------------------------------------------------------------------
                                                                                                Period of Resolution
    Management Level           Company Management Level        Contractor Management Level            Efforts
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
First Level                Representative's Supervisor       Representative's Supervisor              14 days
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Second Level               Chief Financial Officer           Chief Financial Officer                   7 days
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Third Level                President/CEO                     President/CEO                             7 days
----------------------------------------------------------------------------------------------------------------------

If the parties have not signed a written agreement resolving the dispute by the end of the period specified for the Third Level, then either party may pursue such remedies as are available to it at law or in equity.

Section 6.7 Assignment. Neither party may, without the consent of the other party, assign this Agreement or any rights or obligations hereunder, except that either party may assign this Agreement without such consent to an entity that succeeds to all or substantially all of the assigning party's business and assets, provided such entity assumes the assigning party's rights and obligations hereunder. The consent of a party to any assignment of this Agreement does not constitute such party's consent to any further assignment. Any assignment in violation of this Section is void.

Section 6.8 Notices. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given upon receipt if and when delivered personally, sent by facsimile transmission (the confirmation being deemed conclusive evidence of such delivery) or by courier service or three business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

         If to the Company:                 Ralph Lauren Media, LLC
                                            c/o Polo Ralph Lauren Corporation
                                            650 Madison Avenue
                                            New York, NY 10022
                                            Attention:  Jeffrey D. Morgan
                                            Facsimile No.:  (212) 318-7183

                  with a copy to:           Polo Ralph Lauren Corporation
                                            650 Madison Avenue
                                            New York, NY 10022
                                            Attention:  General Counsel
                                            Facsimile No.:  (212) 318-7183
                  and a copy to:            Simpson Thacher & Bartlett
                                            425 Lexington Avenue
                                            New York, NY 10017-3954
                                            Attention:  Caroline Gottschalk
                                            (Facsimile No.:  (212) 455-2502

         If to Contractor:                  VVI Fulfillment Center, Inc.
                                            c/o ValueVision International, Inc.
                                            6740 Shady Oak Road
                                            Eden Prairie, MN 55344
                                            Attention:  Edwin Pohlmann,
                                            Chief Operating Officer and
                                              Executive Vice President
                                            Facsimile No.:  (612) 947-0188

                  with a copy to:           National Broadcasting Company, Inc.
                                            30 Rockefeller Plaza
                                            New York, NY 10112
                                            Attention:  Legal Department
                                              (Corporate & Transactions Group)
                                            Facsimile No.:  (212) 977-7165

                  and a copy to:            Faegre & Benson LLP
                                            2200 Norwest Center
                                            90 South Seventh Street
                                            Minneapolis, MN 55402
                                            Attention:  William R. Busch, Jr.
                                            Facsimile No.:  (612) 336-3026

Either party may change its address or facsimile number for notice purposes by giving the other party notice (pursuant to this Section) of the new address or facsimile number and the date upon which it will become effective.

Section 6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement.

Section 6.10 Relationship. Contractor is engaged by the Company only for the purposes and to the extent set forth in this Agreement, and its relationship to the Company shall be that of an independent contractor, and nothing contained in this Agreement is to be construed to make either party a partner, joint venturer, principal, agent or employee of the other. Neither party hereto shall have the right or authority to act for or to bind the other in any way or to sign the name of the other or to represent that the other is in any way responsible for the acts or omissions of the other.

Section 6.11 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstances, is held by a court of competent jurisdiction to be invalid or unenforceable, then each remaining provision of this Agreement shall nonetheless remain in full force and effect.

Section 6.12 Waiver. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. Any waiver must be signed by the party waiving its rights.

Section 6.13 Publicity. Neither party shall publish any advertising, promotion, press release or other public statement relating to this Agreement in which the other party's name or mark is mentioned (or which contains language from which such name or mark is implied or may be inferred) without the other party's prior written consent; provided, however, that either party may disclose the existence of this Agreement in connection with any discussion of its business generally. The obligations in this Section do not prohibit such disclosure to the extent required by law, rule, regulation or stock exchange rule, but any party making any such required disclosure shall use its reasonable best efforts to provide to the other party advance notice of such requirement and an opportunity to seek a court order or other relief preventing such disclosure.

Section 6.14 Headings; References of Inclusion. The headings of the sections and paragraphs in this Agreement are for convenience only and do not affect the construction or interpretation of the Agreement. Each reference herein to "including" or "includes" shall be deemed to be followed by the words "without limitation."

Section 6.15 Entire Agreement. This Agreement is the entire agreement between the parties with respect to its subject matter, and there are no other representations, understandings or agreements between the parties relating to such subject matter.

Section 6.16 Survival. This Article 6 and each provision hereof shall survive the expiration or termination of this Agreement and shall remain in full force and effect notwithstanding any such expiration or termination.

Section 6.17 Third Party Beneficiaries. This Agreement shall not inure to the benefit, or create any right or cause of action in or on behalf of, any person or entity other than the parties and Polo.

Section 6.18 Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.19 No Jury Trial. Each party hereby knowingly, voluntarily and irrevocably waives its right to any trial by jury and agrees that any dispute in a court shall be decided solely by a judge (without the use of a jury).

Section 6.20 Negotiated Terms. The parties agree that the terms and conditions of this Agreement are the result of negotiations between the parties and that this Agreement may not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the drafting or other preparation of this Agreement.

Section 6.21 Amendment. No amendment to any provision of this Agreement is valid unless in writing and signed by an authorized representative of each party.

                                    * * * * *

IN WITNESS WHEREOF, each party has caused this Agreement to be signed and delivered by its duly authorized representative, effective as of the date first above written.

                                  RALPH LAUREN MEDIA, LLC


                                  By:      /s/ Jeffrey D. Morgan
                                      -----------------------------------------
                                  Its:             President
                                      -----------------------------------------

                                  VVI FULFILLMENT CENTER, INC.


                                  By:      /s/ Stuart Goldfarb
                                      -----------------------------------------
                                  Its:
                                      -----------------------------------------

                                    GUARANTY

Effective as of the date of the foregoing Agreement for Services (the "Agreement") between Contractor and the Company (each as defined in the Agreement), ValueVision International, Inc., a Minnesota corporation and parent corporation of Contractor ("ValueVision"), in consideration of the execution by the Company of the Agreement, does hereby unconditionally guaranty to the Company the full and timely performance of all obligations of Contractor under the Agreement. ValueVision further agrees that this Guaranty shall be irrevocable and shall continue in effect notwithstanding any extension or modification of any guarantied obligation, or any act or thing (except full and timely performance of all guarantied obligations) which might otherwise operate as a legal or equitable discharge of ValueVision.

                                      VALUEVISION INTERNATIONAL, INC.


                                      By:      /s/ Stuart Goldfarb
                                          ------------------------------------
                                      Its:     Vice Chairman
                                          -------------------------------------